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As filed with the Securities and Exchange Commission on December 30, 2002

Registration No. 333-83531

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TANNING TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	84-1381662
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4600 South Syracuse Street, Suite 300
Denver, Colorado 80237
(303) 220-9944
(Address of Principal Executive Offices)

Tanning Technology Corporation 1999 Employee Stock Purchase Plan
Tanning Technology Corporation 1999 Stock Option Plan
(Full title of the Plan)

Katherine L. Scherping
Chief Financial Officer
Tanning Technology Corporation
4600 South Syracuse Street, Suite 300
Denver, Colorado 80237
(303) 220-9944
(Name, Address and Telephone Number of Agent for Service)

        A portion of the offering contemplated by this Registration Statement and relating to the Tanning Technology Corporation 1999 Stock Option Plan has terminated. Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 4,985,826 of the shares originally registered by the Registration Statement that remained unsold under the 1999 Stock Option Plan as of the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 9, 2002.

TANNING TECHNOLOGY CORPORATION
By:	/s/ KATHERINE L. SCHERPING Katherine L. Scherping Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:
/s/ GREGORY A. CONLEY Gregory A. Conley	President, Chief Executive Officer, Chief Operating Officer and Director	December 9, 2002
Principal Financial Officer and Principal Accounting Officer:
/s/ KATHERINE L. SCHERPING Katherine L. Scherping	Chief Financial Officer	December 9, 2002
Additional Directors:
/s/ LARRY G. TANNING Larry G. Tanning	Chairman of the Board of Directors	December 9, 2002
/s/ HENRY F. SKELSEY Henry F. Skelsey	Vice Chairman of the Board of Directors	December 9, 2002
/s/ FREDERICK H. FOGEL Frederick H. Fogel	Director	December 9, 2002
/s/ DAN J. HESSER Dan J. Hesser	Director	December 9, 2002
/s/ CHRISTOPHER P. MAHAN Christopher P. Mahan	Director	December 9, 2002
/s/ JOSEPH P. ROEBUCK Joseph P. Roebuck	Director	December 9, 2002

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SIGNATURES